Form 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Poliwogg Regenerative Medicine Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	47-1963683
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Lexington Avenue

Suite 920

New York, New York 10170

(Address of principal executive offices)

Copies to:

David W. Jaffin	Michael R. Rosella, Esq.
Poliwogg Advisers, LLC	Paul Hastings LLP
420 Lexington Avenue, Suite 920	75 East 55th Street
New York, New York 10170	New York, New York 10022

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [    ]

Securities Act registration statement file number to which this form relates: 333-194516.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1: Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of common stock, $0.001 par value per share, of Poliwogg Regenerative Medicine Fund, Inc. (the “Registrant”). A description of the Shares is contained under the heading “Description of Our Securities” in the prospectus included in the Registrant’s Registration Statement on Form N-2, as amended, which registration statement was initially filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on March 12, 2014 (Registration No. 333-194516) (the “Registration Statement”), and such description is incorporated herein by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 497 under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2: Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 25th day of November, 2014.

Poliwogg Regenerative Medicine Fund, Inc.

By: /s/ Brock C. Reeve
Name: Brock C. Reeve
Title: President